Company & Investment Profile August 2015

3040 Post Oak Boulevard • Suite 300 • Houston, TX 77056
Phone: (713) 332-8400 • Fax: (713) 332-8401
www.carriageservices.com

Company Highlights

- Founded in 1991; public in 1996; one of the largest funeral home and cemetery consolidators in a highly fragmented industry.
- Industry consolidation landscape is highly favorable for Carriage, especially since SCI acquired Stewart Enterprises in late 2013.
- Total Shareholder Return of 340% and Adjusted EPS compound annual growth of 27% since launch of Carriage's **Good To Great** journey in 2012.
- Achieved 6 consecutive years of annual record setting Revenues, Field EBITDA, Adjusted Consolidated EBITDA and Adjusted Diluted EPS.
- Corporate strategy defined by three models: Standards Operating Model for both funeral & cemetery segments, 4E Leadership Model, and Strategic Acquisition Model.
- Decentralized, entrepreneurial Standards Operating Model and linked incentive compensation attracts best in class industry talent and acquisition candidates.
- Improved Capital Structure and low Cost of Capital enable growing Adjusted Free Cash Flow from Operations to finance majority of acquisition growth pursuant to our Strategic Acquisition Model, while improving the credit profile of Carriage.
- Long-term shareholder value created though modest Revenue growth leveraged into faster growth in Field EBITDA, Adjusted Consolidated EBITDA and Adjusted Diluted EPS.
- Industry leading Adjusted Consolidated EBITDA Margin of 28.4% for rolling four quarters ending Q2 2015.

Stock Price (July 31, 2015) **$24.03**

Symbol / Exchange:	CSV / NYSE
52-Week Trading Range:	$16.52 - $25.65
Shares Outstanding (in millions):	18.4
Float (in millions):	16.3
Market Capitalization (in millions):	$442.2
Total Enterprise Value (in millions):	$728.5
Avg. Daily Volume (3 Mos.):	111,284
Insider Ownership:	12.0%
Institutional Ownership:	78.0%
Fiscal Year-End:	December

Financial Data (in millions)	6/30/2015
Cash & Investments:	$0.6
Total Assets:	$841.9
Total Senior Debt:	$170.7
Total Subordinated Debt:	$116.2
Stockholders' Equity:	$188.4

Trailing Twelve Months Ending	6/30/2015	YoY	5 Year CAGR
Total Revenue:	$236.5	5%	8%
Field EBITDA:	$96.3	7%	10%
Adjusted Consolidated EBITDA:	$67.1	9%	10%
GAAP Diluted EPS:	$1.11	34%	41%
Adjusted Diluted EPS:	$1.46	9%	27%
Adjusted Free Cash Flow:	$42.1	23%	17%

Company Financial Outlook	Four Qtr. Period Ending 6/30/2016	Midpoint YoY
Revenues:	$250 - $254	7%
Adjusted Consolidated EBITDA:	$71-$75	9%
Adjusted Net Income	$29 - $31	9%
Adjusted Diluted EPS:	$1.57 - $1.61	9%
Adjusted Free Cash Flow:	$43-$45	5%

Current Forward Year Valuation Data (Outlook Midpoint)	
Price /EPS:	15.1X
Enterprise Value /Adj. Consolidated EBITDA:	10.0X
Adjusted Free Cash Flow Yield	10.0%


CSV 5 Year Chart
Low: $4.50
High: $25.44
24.03
2010
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2013
2014
2015

Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 1

Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 2 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. This Investment Profile is being published by Carriage Services in continuation of the Company’s stated goal to provide more disclosure and transparency to the investment community regarding Carriage’s operations, strategies and industry conditions. It is Carriage’s intent to take responsibility for communicating with the investment community and provide greater operating and financial transparency. Table of Contents  Company Highlights 1  2014 and 2015 Record Performances 3  Good To Great Journey 4  Mission Statement & Guiding Principles 5  Ten Year Vision and Strategy/Carriage Models 5/6  Leveraged Investment Returns 6  High Performance Culture Framework 7  New Financing Strategy 8  Carriage Operating and Consolidation Platform – A Value Creation Investment Platform 9  Trend Reports 10  Income Statement – Annual Trend 11/12  Income Statement – Quarterly Trend 13/14  Five Year Outlook 15  Five Year Revenue & Cash Flow Scenario & Credit Metrics 16  Carriage Models – Standards Operating, 4E Leadership, Strategic Acquisition 17/18/19  Preneed Funeral and Cemetery Strategy 19/20  Preneed Trust Fund Investment Performance 20  Executive Team 21  Advisor to Executive Team 21  Independent Directors 21/22  Regional Partners 22  Operations and Strategic Growth Leadership Team 22/23  Cautionary Statement on Forward Looking Statements 24  Disclosure of Non-GAAP Performance Measures 24 SECTION PAGE

Company & Investment Profile August 2015

History of Record Performance

(in millions, except EPS)	2010	2011	2012	2013	2014	CAGR
Revenue	$176.1	$182.3	$198.2	$213.1	$226.1	6.4%
Total Field EBITDA	$61.9	$68.1	$78.6	$84.5	$90.4	9.9%
Adjusted Consolidated EBITDA	$44.3	$48.6	$52.6	$56.0	$61.7	8.6%
Adjusted Consolidated EBITDA Margin %	25.2%	26.7%	26.5%	26.3%	27.3%	
Adjusted Net Income	$9.1	$11.8	$14.5	$18.1	$24.8	28.5%
Adjusted Diluted EPS	$0.50	$0.64	$0.80	$0.98	$1.34	27.9%
Adjusted Free Cash Flow	$18.6	$24.2	$20.8	$33.2	$34.2	16.4%

2014 RECORD PERFORMANCE

For the year ended December 31, 2014, Carriage completed an acquisition of six businesses and reported the following results compared to the comparable period of 2013 (Press Release February 25, 2015 - FY 2014 Results):

- Record Total Revenue of $226.1 million, an increase of **6.1%** compared to $213.1 million in 2013.
- Record Total Field EBITDA of $90.4 million, an increase of **7.0%** compared to $84.5 million in 2013.
- Record Adjusted Consolidated EBITDA of $61.7 million, an increase of **10.1%** compared to $56.0 million in 2013.
- Record Adjusted Diluted EPS of $1.34, an increase of **36.7%** compared to EPS of $0.98 in 2013.
- Record Adjusted Free Cash Flow of $34.2 million, an increase of **3.0%** compared to $33.2 million in 2013.

SIX MONTHS ENDED JUNE 2015 RECORD PERFORMANCE

For the six months ended June 30, 2015, Carriage reported the following results that demonstrated the financial leveraging dynamics of Carriage's operating and consolidation platform in the funeral and cemetery industry (Press Release August 4, 2015 – Q2 2015 Results):

- Total Revenue of $122.5 million, an increase of **9.2%** compared to $112.2 million for the six months ended June 2014, which led to even larger increases in;
- Total Field EBITDA of $51.1 million, an increase of **13.1%** compared to $45.2 million for the six month ended June 2014.
- Adjusted Consolidated EBITDA of $36.9 million, an increase of **17.3%** compared to $31.4 million for the six months ended June 2014.
- Adjusted Diluted EPS of $0.76, an increase of **18.8%** compared to six months ended June 2014.
- Adjusted Free Cash Flow of $25.4 million, an increase of **30.9%** compared to $19.4 million for the six months ended June 2014.

Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 3
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile.
Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 4 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. Good To Great Journey Carriage announced our Good To Great Journey in 2012 with a theme of “A New Beginning” after a transformation of to our Board and Executive Management Teams. The tables below reflect the composition of Field EBITDA and Field EBITDA Margin from 2011 through the last 12 months ending June 30, 2015. • Increased Total Field EBITDA by $28.2 million • 41% of growth in Field EBITDA from existing operations (Same Store & Financial) • Increased Total Field EBITDA from existing operations (owned 5 years); highly accretive (no increase in D&A/interest) Field EBITDA Margin Improvement: 1. Improved Execution of Standards Operating Model 2. Acquisition of Bigger & Better Funeral and Cemetery Operations 3. Improved 4E Leader Managing Partners across the company $12.6 $15.3 $17.3 $17.7 $17.6 $9.4 $9.9 $11.8 $11.8 $12.50 $0.4 $0.8 $45.3 $48.4 $47.0 $46.7 $48.9 $0.8 $5.1 $8.4 $13.8 $16.5 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 2011 2012 2013 2014 LTM Q2 2015 Financial EBITDA Same Store Cemetery EBITDA Acquisition Cemetery EBITDA Same Store Funeral EBITDA Acquisition Funeral EBITDA 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 32.0% 34.0% 36.0% 38.0% 40.0% 2011 2012 2013 2014 LTM Q2 2015 Same Store Funeral EBITDA Margin% Acquisition Funeral EBITDA Margin % Same Store Cemetery EBITDA Margin % Acquisition Cemetery EBITDA Margin %

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 5 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. This MISSION STATEMENT: We are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry. GUIDING PRINCIPLES:  Honesty, integrity and quality in all that we do;  Hard work, pride of accomplishment and shared success through employee ownership;  Belief in the power of people through individual initiative and teamwork;  Outstanding service and Profitability go hand-in-hand;  Growth of the Company is driven by decentralization and partnership. TEN YEAR VISION AND STRATEGY Our Vision for Carriage over the next ten years is to affiliate with many of the best remaining independent funeral home and cemetery operators in approximately 15-20 large and 10-15 medium strategic markets where the potential for future revenue growth is the highest. After almost fifty years of consolidation, the funeral and cemetery industry remains highly fragmented with the top three public consolidators accounting for only 20% industry revenue. Succession planning issues for independent owners and their families has become more difficult and complex than ever. Carriage offers a highly attractive succession planning option for independent owners who want their legacy family business to remain operationally prosperous in their local communities, and our decentralized operating framework comprised of our three models will continue to attract the best and most entrepreneurial talent in our industry. Standards Operating Model  The Standards Operating Model is comprised of eight Funeral and Cemetery Standards that Carriage has observed as being the drivers of sustainable high performance in the funeral and cemetery industry.  The Standards are designed around three major areas related to market share, people and financial metrics (Being The Best Standards) that drive long-term operating and financial performance.  They are designed and weighted to grow funeral contracts/cemetery internments and average revenue per contract/internment modestly over time at high and sustainable profit margins.  The Standards align one-year (Being The Best) and five-year (Good To Great) financial incentives for Managing Partners of each business with 4E Leadership skills and their teams who consistently achieve a high level of Standards. 4E Leadership Model  The Standards Operating Model requires strong leadership to grow an entrepreneurial, high value, personal service business at high and sustainable Field EBITDA Margins.  4E Leaders have a winning, competitive spirit and want to make a difference not only in their business but in Carriage’s performance and reputation within the funeral and cemetery industry.  4E Leaders are motivated by the recognition and rewards related to achievement of our Being The Best Standards, including League Table rankings, service on Regional Standards Councils, and our Annual Being The Best and Five Year Good To Great Managing Partner Incentive Bonus Programs.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 6 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. Strategic Acquisition Model  The updated Model is used to assess strategic acquisition candidates based on a number of specific criteria including: market size and demographic trends, client family revenue profile, institutional brand strength, long term (10 years) contract volume and revenue per contract (3 years) trends.  The Model allows Carriage to evaluate potential acquisition candidates on a pro forma basis using our Standards Operating and 4E Leadership Models to determine alignment with our operating strategy.  The selective ranking and valuation of acquisition candidates is based on local market dynamics that are evaluated by the Operations and Strategic Growth Leadership Team. The Model allows for differentiating enterprise valuations and the flexibility for Carriage to customize acquisition transactions to ensure appropriate Return on Invested Capital.  Carriage’s goal over the next ten years is to acquire larger and higher margin funeral home and cemetery businesses in strategic markets. Through the disciplined execution of the Model, the acquisitions will lead to incremental increases in the growth profile and sustainable earnings power of Carriage. LEVERAGED INVESTMENT RETURNS Execution of these three Carriage Models should produce superior long-term shareholder returns driven by a combination of unique and simultaneous financial leveraging dynamics as follows: Operating Leverage  Modest growth in same store revenues and modest increases in Field EBITDA Margins over time produce a higher growth rate (versus revenue) in same store Field EBITDA.  Execution of our Standards Operating Model and higher death rates caused by the aging of the “baby boom” generation should increase same store volumes and revenues in the intermediate and long term, which will cause higher compound growth rates of Field EBITDA. Overhead Leverage  Fixed Regional and Corporate Overhead infrastructure costs will increase over time at a slower rate than revenues.  Variable Overhead, primarily incentive compensation related to all three organizational levels (Field, Regional, and Corporate) and expenses related to acquisitions will increase relative to higher operating and financial performance. Capital Structure Leverage  Since the second quarter of 2012, Carriage has taken advantage of the current low interest rate environment to refinance senior unsecured high yield notes with a bank term loan and replace 7% convertible junior subordinated debt with a new 2.75% convertible subordinated note offering.  These transactions, along with the expansion of our bank credit facility at competitive rates, have lowered interest expense, improved cost of capital and provided substantial financial flexibility.  Annual cash interest expense of $8.5 million is easily covered by Adjusted Consolidated EBITDA, resulting in substantial Adjusted Free Cash Flow that will be used to fund strategic acquisitions and for internal growth projects, such as cemetery inventory development and local business expansion.  Low share count enables approximately $315,000 of incremental Field EBITDA to produce an additional $0.01 of Earnings Per Share. Consolidation Platform Leverage  Acquired Field EBITDA from acquisitions will substantially add to Adjusted Consolidated EBITDA and Adjusted Free Cash Flow and will be highly accretive to EPS.  Adjusted Consolidated Free Cash Flow after fixed interest and maintenance capital expenditures will grow at a faster rate than revenues, a financial benefit that will accrue directly to common shareholders.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 7 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. HIGH PERFORMANCE CULTURE FRAMEWORK The visual schematic shown below outlines how Carriage’s High Performance Culture Framework links to our Mission Statement, Five Guiding Principles and the application of Good to Great leadership and people concepts. The consistent execution of our three models creates high and sustainable financial performance, which in turn drives the value creation dynamics that make Carriage a compelling investment vehicle for our shareholders and employees.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 8 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. NEW FINANCING STRATEGY In 2014, Carriage refinanced $90 million of 7% convertible junior subordinated debt with $143.75 million of new 2.75% convertible subordinated debt and amended our current bank credit facility to support our operating and acquisition strategy. The successful completion of this financing strategy has materially reduced our cost of debt capital and therefore our total cost of capital and has been immediately accretive to earnings. Convertible Subordinated Notes (CSV 8-K March 13, 2014, Press Release March 19, 2014 )  Issued $143.75 million 2.75% Convertible Subordinated Notes due 2021, (the “Notes”) through a private offering, on March 13, 2014.  Due to investor demand, the initial purchasers exercised their option to purchase an additional $18.75 million of Notes.  Unsecured obligations are subordinated in right of payment to all of our existing and future senior indebtedness.  Mature on March 15, 2021, unless earlier converted or purchased via a tender by Carriage; no call provision.  Initial conversion rate of the Notes is 44.3169 shares of our common stock per $1,000 principal amount of notes equal to conversion price of $22.56 per share. The Notes are eligible for conversion at $29.33.  Upon conversion, Carriage will pay cash up to the aggregate principal amount of the Notes being converted and pay cash, shares of our common stock or a combination thereof, at our election, of the remainder of the conversion obligation.  The total number of common shares issued due to conversion is limited to less than 20% of shares outstanding at time of issuance (NYSE share cap). Carriage is not required to pay cash in lieu of shares that are subject to the NYSE share cap.  Due to net share settlement provision, dilution occurs slowly. To recognize the full 19.99% dilution under the NYSE cap, Carriage common stock price would be approximately $53.  Please see our Press Release dated February 25, 2015 for further details of the mechanics of the Convertible Notes. $25 Million Share Repurchase (Press Release May 21, 2015)  Began purchases in Second Quarter 2015 and will opportunistically purchase shares below what we consider fair value.  We continue that current Adjusted Free Cash Flow Yield of approximately 10% doesn’t full reflect the intrinsic value of Carriage.  We will continue to prioritize the use of our free cash flow in acquiring the best remaining independent funeral homes and cemeteries in large strategic markets.  The Sixth Amendment to our revolving credit facility authorized the repurchase program and was fully supported by syndicate banks.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 9 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. Carriage Operating and Consolidation Platform - A Value Creation Investment Platform There are four primary components in our capital structure: (1) $125 million bank term loan that has a 2019 maturity, (2) a $200 million revolving credit facility that matures in 2019, (3) $143.75 million in outstanding 2.75% convertible subordinated notes that have a 2021 maturity, and (4) common stock. Our Capital Structure and low Cost of Capital coupled with operating performance have led to an improved credit profile and greater financial flexibility to execute our Ten Year Vision for growth. $126.8 $134.8 $156.0 $180.0 $188.6 $89.7 $89.7 $89.7 $143.8 $143.8 $130.0 $127.5 $117.0 $120.3 $115.6 $7.5 $51.3 $42.8 $45.0 $54.0 $56.9 $80.3 $95.0 $159.5 $154.6 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 2011 2012 2013 2014 Q2 2015 Shareholder Equity 7% Sub. Covert Pref 2.75% Convertible Notes (2021) 7.875% High Yield Bond Term Loan A (2019) Revolver/Cap Leases Revolver Availability (2019) Improved Capital Structure

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 10 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. TREND REPORTS In order for management and investors to evaluate, with full transparency, the effective execution of our three models over long periods of time, we decided that innovation in our public reporting was required. Beginning in 2007, we subordinated SEC segment and GAAP reporting in our public quarterly financial results and initiated Five Year and Five Quarter Trend Reports. The Trend Reports highlight the following long and short term Operating and Financial results:  Same Store and Acquisition contract/internment Volumes and Operating Revenues.  Field EBITDA and Margin Percentage (defined by Carriage as controllable profit and profit margin).  Financial Revenue and EBITDA (Preneed Trust and Insurance earnings, Cemetery Perpetual Care Income).  Fixed and Variable Corporate Overhead expenses.  Consolidated EBITDA and Consolidated EBITDA Margin.  Adjusted Net Income and Adjusted Net Income Margin.  Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA Margin. The Trend Reports also reflect the “bottom line” enterprise valuation metric of Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA Margin (all non-GAAP). Carriage believes that the Adjusted Consolidated EBITDA and Margin most accurately reflect the “roughly right range” of the cash earning power of the Company as an operating and consolidation platform. Every month, the Managing Partner of each funeral home and cemetery receives an individual Standards Achievement Trend Report that mirrors the format of Carriage’s publically available Trend Reports. These reports, along with real-time data available through a customized ‘dashboard’, enable each Managing Partner to monitor their businesses operating and financial performance relative to Being The Best Standards Achievement. These tools allow our Managing Partners and Regional Leadership to quickly and proactively react to changing trends in local markets. “Same Store” results in our Trend Reports represent Operating and Financial results of funeral and cemetery businesses that have been owned for five years. “Acquisition” is defined as funeral and cemetery businesses acquired since January 1, 2011, as of December 31, 2014. The five year trend of our Acquisitions Portfolio is important in monitoring the execution of our Strategic Acquisition Model. It also provides management and investors the ability to see the effects of the Consolidation Platform Leverage on Carriage’s operating results and the shareholder value creation over time as we execute the Strategic Acquisition Model. The Trend Reports are presented on a Non-GAAP basis in order to report the cash withdrawn for certain trust accounts prior to a service, reported as Withdrawable Trust Income. Under GAAP accounting, Carriage will account for the cash withdrawals by increasing Cash and Deferred Revenue by the withdrawn amount. One-time and non- recurring charges will also be included on a Non-GAAP basis in the Trend Reports.

Company & Investment Profile August 2015

FIVE YEAR OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	2011	2012	2013	2014	Rolling Four Quarters
Same Store Contracts					
Atneed Contracts	20,096	20,001	20,038	20,046	20,273
Preneed Contracts	5,411	5,163	5,303	4,994	5,084
Total Same Store Funeral Contracts	25,507	25,164	25,341	25,040	25,357
Acquisition Contracts					
Atneed Contracts	621	2,369	3,800	5,347	6,066
Preneed Contracts	117	331	713	1,015	1,235
Total Acquisition Funeral Contracts	738	2,700	4,513	6,362	7,301
Total Funeral Contracts	**26,245**	**27,864**	**29,854**	**31,402**	**32,658**
Funeral Operating Revenue					
Same Store Revenue	$128,558	$128,343	$128,253	$127,488	$130,228
Acquisition Revenue	3,302	14,865	25,598	36,764	42,588
Total Funeral Operating Revenue	**$131,859**	**$143,208**	**$153,851**	**$164,252**	**$172,816**
Cemetery Operating Revenue					
Same Store Revenue	$36,481	$38,113	$40,181	$41,257	$41,697
Acquisition Revenue	—	166	298	1,599	2,962
Total Cemetery Operating Revenue	**$36,481**	**$38,279**	**$40,479**	**$42,856**	**$44,659**
Financial Revenue					
Preneed Funeral Commission Income	$1,811	$1,711	$1,853	$2,036	$1,634
Preneed Funeral Trust Earnings	6,241	5,884	7,378	7,447	7,768
Cemetery Trust Earnings	4,627	7,647	8,095	8,123	8,080
Preneed Cemetery Finance Charges	1,294	1,462	1,418	1,410	1,526
Total Financial Revenue	**$13,973**	**$16,704**	**$18,744**	**$19,016**	**$19,008**
Total Revenue	**$182,313**	**$198,191**	**$213,074**	**$226,124**	**$236,483**
Field EBITDA					
Same Store Funeral Field EBITDA	$45,268	$48,434	$47,035	$46,710	$48,893
Same Store Funeral Field EBITDA Margin	35.2%	37.7%	36.7%	36.6%	37.5%
Acquisition Funeral Field EBITDA	825	5,119	8,424	13,764	16,471
Acquisition Funeral Field EBITDA Margin	25.0%	34.4%	32.9%	37.4%	38.7%
Total Funeral Field EBITDA	**$46,093**	**$53,553**	**$55,459**	**$60,474**	**$65,364**
Total Funeral Field EBITDA Margin	**35.0%**	**37.4%**	**36.0%**	**36.8%**	**37.8%**
Same Store Cemetery Field EBITDA	$9,370	$9,897	$11,757	$11,845	$12,525
Same Store Cemetery Field EBITDA Margin	25.7%	26.0%	29.3%	28.7%	30.0%
Acquired Cemetery Field EBITDA	—	(76)	(43)	351	814
Acquired Cemetery Field EBITDA Margin	0.0%	(45.8)%	(14.4)%	21.9 %	27.5 %
Total Cemetery Field EBITDA	**$9,370**	**$9,821**	**$11,714**	**$12,196**	**$13,339**
Total Cemetery Field EBITDA Margin	**25.7%**	**25.7%**	**28.9%**	**28.5%**	**29.9%**
Funeral Financial EBITDA	$6,681	$6,195	$7,966	$8,348	$8,238
Cemetery Financial EBITDA	5,921	9,060	9,338	9,341	9,340
Total Financial EBITDA	**$12,602**	**$15,255**	**$17,304**	**$17,689**	**$17,578**
Total Financial EBITDA Margin	**90.2%**	**91.3%**	**92.3%**	**93.0%**	**92.5%**
Total Field EBITDA	**$68,065**	**$78,629**	**$84,477**	**$90,359**	**$96,281**
Total Field EBITDA Margin	**37.3%**	**39.7%**	**39.6%**	**40.0%**	**40.7%**
Overhead					
Total Variable Overhead	$9,422	$9,623	$8,845	$10,764	$9,686
Total Regional Fixed Overhead	3,028	2,581	3,346	3,136	3,276
Total Corporate Fixed Overhead	16,436	18,068	20,829	20,227	20,181
Total Overhead	**$28,886**	**$30,272**	**$33,020**	**$34,127**	**$33,143**
Overhead as a percent of Revenue	**15.8%**	**15.3%**	**15.5%**	**15.1%**	**14.0%**
Consolidated EBITDA	**$39,179**	**$48,357**	**$51,457**	**$56,232**	**$63,138**
Consolidated EBITDA Margin	**21.5%**	**24.4%**	**24.1%**	**24.9%**	**26.7%**

Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 11
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile.
Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.

Company & Investment Profile August 2015

FIVE YEAR OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	2011	2012	2013	2014	Rolling Four Quarters
Other Expenses and Interest					
Property Depreciation & Amortization	$9,450	$9,916	$11,635	$11,923	$12,824
Non Cash Stock Compensation	1,870	2,174	2,916	3,832	4,216
Interest Expense	18,089	17,088	13,437	10,308	9,815
Accretion of Discount on Convertible Subordinated Notes	—	—	—	2,452	3,265
Loss on Extinguishment of Debt and Other Costs	201	3,031	—	1,042	—
Loss on Redemption of Convertible Jr Subordinated Debentures	—	—	—	3,779	—
Other, net	(898)	(963)	(896)	195	674
Pretax Income	**$10,467**	**$17,111**	**$24,365**	**$22,701**	**$32,344**
Tax Provision	4,448	6,794	9,245	8,995	13,036
Q1 2015 Tax Adjustment	—	—	—	—	141
Tax Benefit Related to Uncertain Tax Positions	—	—	—	(1,740)	(1,740)
Net Tax Provision	4,448	6,794	9,245	7,255	11,437
GAAP Net Income	**$6,019**	**$10,317**	**$15,120**	**$15,446**	**$20,907**
Effective Tax Rate	42.5%	39.7%	37.9%	32.0%	35.4%
Special Items, Net of tax except for **					
Withdrawable Trust Income	$2,979	$1,265	$960	$1,181	$896
Acquisition and Divestiture Expenses	816	884	496	764	459
Severance Costs	1,278	529	965	697	627
Consulting Fees	—	—	368	277	633
Litigation Settlements and Other Related Costs	—	(465)	—	—	—
Other Incentive Compensation	—	—	—	660	—
Securities Transaction Expenses	333	—	160	—	—
Accretion of Discount on Convertible Subordinated Notes **	—	—	—	2,452	3,265
Costs Related to the Credit Facility	133	2,000	248	688	—
(Gain)/Loss on Redemption of Convertible Jr Subordinated	(558)	—	—	2,493	—
(Gain)/Loss on Asset Purchase/Sale	—	—	—	(367)	379
Net Gain on Disposal of Assets	—	—	—	—	—
Other Special Items	795	—	(484)	503	98
Tax Adjustment from Prior Period **	—	—	260	—	141
Sum of Special Items	**$5,776**	**$4,213**	**$2,973**	**$9,348**	**$6,498**
Adjusted Net Income	**$11,795**	**$14,530**	**$18,093**	**$24,794**	**$27,405**
Adjusted Net Profit Margin	**6.5%**	**7.3%**	**8.5%**	**11.0%**	**11.6%**
Adjusted Basic EPS	$ 0.64	$ 0.80	$ 1.00	$ 1.35	$ 1.49
Adjusted Diluted EPS	$ 0.64	$ 0.80	$ 0.98	$ 1.34	$ 1.46
GAAP Basic EPS	$ 0.33	$ 0.57	$ 0.83	$ 0.84	$ 1.14
GAAP Diluted EPS	$ 0.33	$ 0.57	$ 0.82	$ 0.83	$ 1.11
Average Number of Basic Shares Outstanding	18,359	18,126	17,826	18,108	18,268
Average Number of Diluted Shares Ouststanding	18,397	18,226	22,393	18,257	18,880
Reconciliation of Consolidated EBITDA to Adjusted Consolidated EBITDA					
Consolidated EBITDA	**$39,179**	**$48,357**	**$51,457**	**$56,232**	**$63,138**
Withdrawable Trust Income	4,513	1,916	1,454	1,788	1,357
Acquisition and Divestiture Expenses	1,237	1,340	752	1,158	696
Severance Costs	1,936	802	1,462	1,056	949
Consulting Fees	—	—	557	419	957
Litigation Settlements and Other Related Costs	—	195	—	—	—
Other Incentive Compensation	—	—	—	1,000	—
Securities Transaction Expenses	504	—	242	—	—
Other Special Items	1,205	—	83	—	—
Adjusted Consolidated EBITDA	**$48,574**	**$52,610**	**$56,007**	**$61,653**	**$67,097**
Adjusted Consolidated EBITDA Margin	**26.6%**	**26.5%**	**26.3%**	**27.3%**	**28.4%**

Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 12

Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile.
Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.

Company & Investment Profile August 2015

FIVE QUARTER OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	QTR 2 2014	QTR 3 2014	QTR 4 2014	QTR 1 2015	QTR 2 2015
Same Store Contracts					
Atneed Contracts	4,892	4,762	5,056	5,544	4,911
Preneed Contracts	1,227	1,167	1,287	1,413	1,217
Total Same Store Funeral Contracts	6,119	5,929	6,343	6,957	6,128
Acquisition Contracts					
Atneed Contracts	1,248	1,380	1,601	1,643	1,442
Preneed Contracts	230	284	293	343	315
Total Acquisition Funeral Contracts	1,478	1,664	1,894	1,986	1,757
Total Funeral Contracts	**7,597**	**7,593**	**8,237**	**8,943**	**7,885**
Funeral Operating Revenue					
Same Store Revenue	$31,199	$30,002	$32,622	$35,835	$31,769
Acquisition Revenue	8,621	9,487	10,839	11,749	10,513
Total Funeral Operating Revenue	**$39,820**	**$39,489**	**$43,461**	**$47,584**	**$42,282**
Cemetery Operating Revenue					
Same Store Revenue	$11,382	$9,539	$10,624	$10,268	$11,266
Acquisition Revenue	334	645	565	822	930
Total Cemetery Operating Revenue	**$11,716**	**$10,184**	**$11,189**	**$11,090**	**$12,196**
Financial Revenue					
Preneed Funeral Commission Income	$563	$509	$400	$355	$370
Preneed Funeral Trust Earnings	1,809	1,773	1,948	2,198	1,849
Cemetery Trust Earnings	2,276	2,212	2,051	1,641	2,176
Preneed Cemetery Finance Charges	320	383	370	385	388
Total Financial Revenue	**$4,968**	**$4,877**	**$4,769**	**$4,579**	**$4,783**
Total Revenue	**$56,504**	**$54,550**	**$59,419**	**$63,253**	**$59,261**
Field EBITDA					
Same Store Funeral Field EBITDA	$10,878	$10,498	$12,442	$14,538	$11,415
Same Store Funeral Field EBITDA Margin	34.9%	35.0%	38.1%	40.6%	35.9%
Acquisition Funeral Field EBITDA	3,142	3,340	4,320	4,913	3,898
Acquisition Funeral Field EBITDA Margin	36.4%	35.2%	39.9%	41.8%	37.1%
Total Funeral Field EBITDA	**$14,020**	**$13,838**	**$16,762**	**$19,451**	**$15,313**
Total Funeral Field EBITDA Margin	**35.2%**	**35.0%**	**38.6%**	**40.9%**	**36.2%**
Same Store Cemetery Field EBITDA	$3,568	$2,148	$3,290	$3,550	$3,537
Same Store Cemetery Field EBITDA Margin	31.3%	22.5%	31.0%	34.6%	31.4%
Acquired Cemetery Field EBITDA	134	114	112	300	288
Acquired Cemetery Field EBITDA Margin	40.1%	17.7%	19.8%	36.5%	31.0%
Total Cemetery Field EBITDA	**$3,702**	**$2,262**	**$3,402**	**$3,850**	**$3,825**
Total Cemetery Field EBITDA Margin	**31.6%**	**22.2%**	**30.4%**	**34.7%**	**31.4%**
Funeral Financial EBITDA	$2,079	$2,002	$2,040	$2,271	$1,925
Cemetery Financial EBITDA	2,556	2,529	2,358	1,964	2,489
Total Financial EBITDA	**$4,635**	**$4,531**	**$4,398**	**$4,235**	**$4,414**
Total Financial EBITDA Margin	**93.3%**	**92.9%**	**92.2%**	**92.5%**	**92.3%**
Total Field EBITDA	**$22,357**	**$20,631**	**$24,562**	**$27,536**	**$23,552**
Total Field EBITDA Margin	**39.6%**	**37.8%**	**41.3%**	**43.5%**	**39.7%**
Overhead					
Total Variable Overhead	$1,411	$3,065	$2,425	$2,430	$1,766
Total Regional Fixed Overhead	781	811	758	823	884
Total Corporate Fixed Overhead	5,085	4,666	4,902	5,353	5,260
Total Overhead	**$7,277**	**$8,542**	**$8,085**	**$8,606**	**$7,910**
Overhead as a percent of Revenue	**12.9%**	**15.7%**	**13.6%**	**13.6%**	**13.3%**
Consolidated EBITDA	**$15,080**	**$12,089**	**$16,477**	**$18,930**	**$15,642**
Consolidated EBITDA Margin	**26.7%**	**22.2%**	**27.7%**	**29.9%**	**26.4%**

Carriage Services, Inc.
©2015 Carriage Services, Inc. All rights reserved.
Page 13
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile.
Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.

Company & Investment Profile August 2015

FIVE QUARTER OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	QTR 2 2014	QTR 3 2014	QTR 4 2014	QTR 1 2015	QTR 2 2015
Other Expenses and Interest					
Property Depreciation & Amortization	$3,029	$2,995	$3,142	$3,322	$3,365
Non Cash Stock Compensation	1,263	920	920	1,089	1,287
Interest Expense	2,691	2,180	2,593	2,550	2,492
Accretion of Discount on Convertible Subordinated Notes	694	782	805	827	851
Loss on Extinguishment of Debt and Other Costs	1,042	—	—	—	—
Loss on Redemption of Convertible Jr Subordinated Debentures	—	—	—	—	—
Other, net	(5)	(3)	571	119	(13)
Pretax Income	**$6,366**	**$5,215**	**$8,446**	**$11,023**	**$7,660**
Tax Provision	2,483	2,390	3,079	4,464	3,103
Q1 2015 Tax Adjustment	—	—	—	141	—
Tax Benefit Related to Uncertain Tax Positions	—	(1,740)	—	—	—
Net Tax Provision	**$2,483**	**$650**	**$3,079**	**$4,605**	**$3,103**
GAAP Net Income	**$3,883**	**$4,565**	**$5,367**	**$6,418**	**$4,557**
Effective Tax Rate	39.0%	12.5%	36.5%	41.8%	40.5%
Special Items, Net of tax except for **					
Withdrawable Trust Income	$365	$468	$198	$ —	$230
Acquisition and Divestiture Expenses	168	56	49	335	19
Severance Costs	269	119	101	84	323
Consulting Fees	6	71	41	76	445
Other Incentive Compensation	—	—	—	—	—
Accretion of Discount on Convertible Subordinated Notes **	694	782	805	827	851
Costs Related to the Credit Facility	688	—	—	—	—
Loss on Redemption of Convertible Jr Subordinated Debentures	—	—	—	—	—
(Gain)/Loss on Asset Purchase/Sale	—	—	379	—	—
Other Special Items	—	—	—	98	—
Tax Adjustment from Prior Period **	—	—	—	141	—
Sum of Special Items	**$2,190**	**$1,496**	**$1,573**	**$1,561**	**$1,868**
Adjusted Net Income	**$6,073**	**$6,061**	**$6,940**	**$7,979**	**$6,425**
Adjusted Net Profit Margin	**10.7%**	**11.1%**	**11.7%**	**12.6%**	**10.8%**
Adjusted Basic Earnings Per Share	$ 0.33	$ 0.33	$ 0.38	$ 0.43	$ 0.35
Adjusted Diluted Earnings Per Share	$ 0.33	$ 0.32	$ 0.38	$ 0.42	$ 0.34
GAAP Basic Earnings Per Share	$ 0.21	$ 0.25	$ 0.29	$ 0.35	$ 0.25
GAAP Diluted Earnings Per Share	$ 0.21	$ 0.24	$ 0.29	$ 0.34	$ 0.24
Average Number of Basic Shares Outstanding	18,123	18,150	18,170	18,208	18,268
Average Number of Diluted Shares Outstanding	18,247	18,276	18,358	18,804	18,880
Reconciliation of Consolidated EBITDA to Adjusted Consolidated EBITDA					
Consolidated EBITDA	**$15,080**	**$12,089**	**$16,477**	**$18,930**	**$15,642**
Withdrawable Trust Income	554	709	300	—	348
Acquisition and Divestiture Expenses	255	85	74	508	29
Severance Costs	406	180	153	127	489
Consulting Fees	9	107	62	115	673
Other Incentive Compensation	—	—	—	—	—
Adjusted Consolidated EBITDA	**$16,304**	**$13,170**	**$17,066**	**$19,680**	**$17,181**
Adjusted Consolidated EBITDA Margin	**28.9%**	**24.1%**	**28.7%**	**31.1%**	**29.0%**

Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 14
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile.
Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 15 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. FIVE YEAR OUTLOOK Long term shareholder returns and an increasing amount of Free Cash Flow are driven by:  Consistent and improved performance in our Same Store portfolio of businesses through the application of the Standards Operating Model.  The disciplined execution of the Strategic Acquisition Model.  Limiting the growth of our Carriage Consolidation Platform Overhead.  The low rate capital structure put into place over the past 3 years. These elements in combination produce high single digit Revenue growth that is leveraged into double digit rates of growth in Adjusted Diluted EPS and modest increases over time in Adjusted Consolidated EBITDA Margins. We expect Adjusted Consolidated EBITDA to Enterprise Value and EPS multiple expansion over time from current levels, as we demonstrate consistent high and sustainable performance through execution of our innovative Consolidation and Operating Platform for the funeral and cemetery industry. Our Five Year Outlook and Strategic Plan, including acquisitions: Long Term Outlook – Through 2019 (Base Year 2014) 7%-9% Annual Revenue growth 8%-11% Annual Adjusted Consolidated EBITDA growth Adjusted Consolidated EBITDA Margin range of 29.6%-31.4% 10%-15% Annual Adjusted Net Income growth

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 16 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. FIVE YEAR REVENUE & CASH FLOW SCENARIO & CREDIT METRICS This five year scenario is not intended to be a Management estimate or forecast of future performance. Given the unpredictable timing of our acquisition activity, it is unlikely that these scenarios would occur so predictably year after year. This five year scenario is intended to demonstrate the operating and financial characteristics of the Carriage Operating and Consolidation Platform over time and how it leads to long term value creation for Carriage shareholders. The intent and goal of this scenario is to reflect "roughly right" ranges of future performance over time as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models. Annualized Revenue Scenario in millions - except Earnings Per Share 2014A* 2015 2016 2017 2018 2019 CAGR Same Store Revenue $160.6 $173.1 $175.7 $178.4 $181.1 $183.8 Acquired Revenue $46.5 $49.4 $61.5 $79.0 $98.6 $120.7 Financial Revenue $19.0 $19.2 $19.6 $19.9 $20.2 $20.5 Total Revenue $226.1 $241.7 $256. 8 $277.3 $299.9 $325.0 7.5% Adjusted Consolidated EBITDA $61.7 $71.6 $77.5 $84.0 $92.2 $102.1 10.6% Adjusted Consolidated EBITDA Margin 27.3% 29.6% 30.2% 30.3% 30.7% 31.4% Adjusted Net Income $24.8 $27.9 $30.3 $33.6 $37.2 $42.1 11.2% Credit Facility and Term Note $160.8 $198.0 $216.1 $222.5 $230.3 $238.4 Convertible Subordinated Notes $143.8 $143.8 $143.8 $143.8 $143.8 $143.8 Senior Debt/Adj. Consolidated EBITDA 2.6 2.8 2.8 2.6 2.5 2.3 Total Debt/Adj. Consolidated EBITDA 4.3 4.8 4.6 4.4 4.1 3.7 *2014A as per SEC 10-K filing and reported Trend Report Five Year Take-Away Points: • The ability to substantially self-finance acquisitions • 44% increase in Revenue • 65% increase in Adjusted Consolidated EBITDA • 70% increase in Adjusted Net Income

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 17 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. CARRIAGE’S THREE MODELS Carriage is uniquely positioned to attract the best talent and the best remaining independent businesses to our Company because we can differentiate our strategy within the funeral and cemetery industry, as defined by the following three models: Standards Operating Model Our “Being The Best” Standards focus on market share, people and operating and financial metrics that drive long- term performance. The Standards consist of 8 distinct and measurable Quantitative (financial) and Qualitative (people) metrics. The Standards Operating Model allows Carriage to determine the sustainable revenue growth and earning power of our portfolio of funeral home and cemetery businesses. The standards are designed to drive longer- term performance by growing market share, producing modest revenue growth and a sustainable, increasing level of earnings and free cash flow. The Standards are not designed to maximize short-term financial performance. Carriage does not believe such performance is sustainable over the long term without ultimately stressing the business, which often leads to declining market share, revenues and earnings. The Standards Operating Model eliminated the use of financial budgets in the company. The elimination of budgets increased the amount of time local Managing Partners can spend on growing their local businesses and staff development. Standards achievement is the measure by which we judge the success of each business. Carriage has developed a customized systems infrastructure to measure business performance and Quantitative Standards achievement on a real-time basis. Qualitative Standards achievement related to staff development and market share improvement is measured on a quarterly basis.  Standards Council – The Standards Operating Model was originally developed by a group of former owner partners and top managers (the “Standards Council”) through evaluating the key drivers of success at Carriage’s best businesses. After each fiscal year, the Standards Council members review and approve the Standards Achievement and related incentive compensation awards for each business.  Incentives Aligned with Standards – Each Managing Partner participates in a variable annual Being The Best bonus plan whereby they earn a percentage of their business’ calendar year earnings based on their Standards Achievement. All employees at each business are eligible for an annual bonus based on Standards Achievement.  Each Managing Partner also participates in a long- term (5 year) Good To Great variable bonus plan whereby they earn a payment equal to the average Being The Best annual incentive bonus over five years times a multiple of twice the compounded annual growth rate of Net Revenue (Maximum 3%). Minimum 2% compound revenue growth over 5 years is required to be eligible for the Good To Great bonus. Characteristics & Goals of Being the Best Entrepreneurial Leadership “Being the Best” Decentralized Management Disciplined Acquisition Strategy Standards not Budgets Variable Compensation Upgrade People and Systems Increase Market Share Increase Profits and Cash Flow

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 18 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.  League Tables – League tables are published each month within Carriage ranking the Managing Partners and their business by percentage of Standards Achievement (maximum 100%) from top to bottom. These drive peer- to-peer performance competition for our entrepreneurial Managing Partners. 4E Leadership Model The Standards Operating Model requires strong leadership to grow an entrepreneurial, high-value, personal service and sales business at sustainable Field EBITDA Margins. Our 4E Leadership Model is based upon principles established by Jack Welch during his tenure at General Electric. The Leadership Model identifies 4E qualities essential to succeed in a High Performance culture: Energy to get the job done; the ability to Energize others; the Edge necessary to make difficult decisions; and the ability to Execute and produce results. To achieve a high level of Standards in a business year after year, Carriage must have “A Players” as Managing Partners. These “A Players” have the 4E leadership skills to grow the business by hiring, training and developing highly motivated and productive teams that produce results. We currently employ the strongest group of operational leaders in the history of Carriage. Our Managing Partners participate in variable bonus plans in which they earn a percentage of their business’ earnings based upon the actual standards achieved. We believe our Managing Partners have the opportunity to be compensated at close to the same level as if they owned the business. The Being The Best and Good To Great bonus plans foster an environment in which “A Players” can thrive, be rewarded and recognized in our High Performance culture. In combination, the Standards Operating Model and the 4E Leadership Model promote an entrepreneurial and ownership mindset throughout the entire Company. Carriage’s decentralized Operating model and linked compensation structure are unique in the funeral home and cemetery consolidation industry, which enables Carriage to attract the best talent and best remaining operators in the industry. Strategic Acquisition Model The Vision for Carriage over the next ten years is to affiliate with many of the best remaining independent funeral home and cemeteries in demographically attractive strategic markets. Our goal is to allocate the majority of growth capital in larger markets where we believe future revenue growth is the highest and acquire larger businesses with margins that are consistent or higher than the best businesses within our current portfolio. Through our Strategic Market Methodology we have defined 25-30 large and medium strategic markets that we intend to focus our acquisition activity over the next ten years. The Strategic Acquisition Model is used to assess candidates based on ten specific criteria that Carriage has observed as being critical to the evaluation of a potential acquisition. These criteria include:  The motivation of the seller and their alignment to our Operating and Leadership Models.  The competitive standing (market share) of the business and the demographic trends of the market.  The 10 year trend of contract/internment volumes.  A detailed 3 year history of the average revenue per contract/internment trends to determine the client family revenue profile.  The institutional strength of the funeral home or cemetery brand along with market barriers to entry. Each of these ten criteria are weighted within the Strategic Acquisition Model and, in combination with a pro forma business EBITDA using our Standards Operating Model, allows Carriage to determine whether we should proceed with an acquisition and assign a preliminary valuation to the candidate. The final valuation of the acquisition candidate is then determined through the application of an appropriate after-tax cash return on investment that exceeds the Company’s cost of capital. The Strategic Acquisition Model and the evaluation process give Carriage the flexibility to structure the transaction while at the same time ensuring shareholder value creation. All evaluations of acquisition candidates, final pro forma EBITDA and business

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 19 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. valuations are reviewed and approved by the Executive Team and the Operations and Strategic Growth Leadership Team prior to a letter of intent being offered. We believe that the consistent execution of the Strategic Acquisition Model will be a primary driver for higher revenue and profits in the future. Given our current size as a company and the attractive acquisition landscape, we can execute on our ten year vision for the growth of Carriage by making a small number of quality, strategic acquisitions per year. As we make strategic acquisitions our fixed Regional and Corporate Overhead will grow at a slower rate than revenue growth, which will allow a greater portion of acquired Field EBITDA to accrue to Adjusted Consolidated EBITDA, lead to increased Adjusted Free Cash Flow, and be highly accretive to earnings per share (Overhead & Consolidation Platform Leverage). The disciplined execution of the Strategic Acquisition Model will also lead to the incremental increase in the sustained earning power of our portfolio of funeral home and cemetery businesses over time, as defined by the improvement of our industry leading Adjusted Consolidated EBITDA Margin. CARRIAGE PRENEED FUNERAL AND CEMETERY STRATEGY Preneed Funeral  Our business strategy is Being The Best in each local market at providing high value funeral services that lead to market share gains and higher average revenue per contract over time. We therefore view Preneed Funeral programs as primarily defensive in nature.  Consistent with our decentralized, entrepreneurial Standards Operating Model, Carriage’s Preneed Funeral Strategy emphasizes Managing Partner leadership to develop a sales strategy that is unique to local market competitive dynamics.  Approximately 20% of funeral services performed in 2014 were funded through a Preneed contract.  Local Preneed selling programs are designed to primarily protect and secondarily grow future market share and offer client families the opportunity to preplan funeral services that commemorate their lives.  Preneed Funeral contracts are funded by depositing client money into Trust or through an Insurance policy with leading third party companies.  The majority of Preneed Insurance policies are sold through third party agents and sales organizations. Carriage is able to leverage their selling expertise in local markets while keeping selling expenses low and earning commissions on Insurance sales.  Interest earned and investment growth on Preneed Funeral contracts will exceed the increase in delivery costs at the time of death which will sustain and protect gross profit and margins.  Investment growth on Preneed Funeral Trust contracts will grow at a faster rate than interest earned on Insurance contracts due to Carriage’s successful trust fund investment strategy that began in 2009.  As of year-end 2014, Carriage had $423.4 million of Preneed Funeral contracts held in trust or funded by insurance policies. Preneed Cemetery  Carriage’s Preneed Cemetery Strategy is to build family heritage in our cemeteries by selling property and internment rights prior to death through full time, highly motivated and entrepreneurial local sales teams.  Each Carriage Cemetery employs an experienced Sales Manager who is tasked with building dynamic sales teams and developing successful sales programs in consultation with the Cemetery Managing Partner and Regional leadership.  Sales programs are supported by industry leading Cemetery property development funded with internally generated Adjusted Free Cash Flow.  Approximately 45% of Carriage’s Cemetery revenue comes from Preneed property sales. Sales of Cemetery property are recognized as revenue once 10% of the sales price is received.  Client families often purchase Cemetery merchandise, such as markers and monuments, and other Cemetery services when they purchase Cemetery property. Revenue from Preneed Cemetery Merchandise and Service contracts are recognized at the time of death and the funds are placed into trust accounts until that time.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 20 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures.  All states require that approximately 10% of revenue earned from the sale of Cemetery property be placed in Perpetual Care trusts. The interest income from these trusts is designated to offset the Cemetery care and maintenance expenses incurred by Carriage.  Investment earnings from recognized Merchandise and Service contracts and Perpetual Care income are reported in the Cemetery Trust Earnings section of the Trend Reports. Preneed Trust Fund Investment Performance Carriage took over direct management of our Discretionary Preneed Trust assets during the financial crisis in late 2008. The trust fund had previously been managed by a variety of outside money managers. We saw the financial crisis as an incredible opportunity to reposition the trust fund portfolio to align with our stated goal of Being The Best funeral home and cemetery operating company in the industry. Since the beginning of 2009, our Discretionary Trust Portfolio has a total return of 172%, versus a total return of 159% for the S&P 500 and 141% for the High Yield Bond Index. During this same six year period, Carriage has recognized approximately $133 million in realized capital gains, interest income and dividends in the portfolio before taxes and fees. These realized capital gains and income have accrued to the underlying Preneed Funeral and Cemetery contracts. The increase in current income from the trust portfolio has allowed Carriage to recognize more income through our Cemetery perpetual care accounts, which is reported as GAAP income in current periods and is used to offset care and maintenance expenses in our cemeteries. The repositioning of the trust fund portfolio and the subsequent management by Carriage has led to an increase Financial Revenue from $10.2 in 2009 to $19.0 million in 2014. Carriage has also been able to withdraw $13.6 million in earned income from certain Preneed Cemetery accounts in states that allow distributions of income prior to fulfillment of the preneed contract. We report the changes in available cash to be withdrawn from the accounts as Non-GAAP Withdrawable Trust Income in the Trend Reports. Carriage expects to average $100,000 in pre-tax Withdrawable Trust Income per month on a go forward basis. In 2012, Carriage created a wholly owned, SEC registered, investment advisory subsidiary that enabled us to reduce the fees paid from the trust accounts to third parties and charge the trust portfolio 75 basis points annually for investment management services. The investment advisory subsidiary currently manages $181 million in Discretionary Trust assets, which represents 76% of Carriage’s total trust assets. The Discretionary Trust assets represent 100% of the Preneed Cemetery trusts, 100% of the Cemetery Perpetual Care trusts and 56% of the Preneed Funeral trust accounts.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 21 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. Carriage Management Team Our management team is characterized by a dynamic High Performance culture that reacts quickly and proactively to address changing market conditions and emerging trends. This culture has been critical to our recent results and will provide a competitive advantage as the funeral and cemetery industry evolves. Our portfolio of operating businesses is organized into three Regions, each headed by a Regional Partner. The following are bios for the Executive Team, Board of Directors, Regional Partners, members of the Operations and Strategic Growth Leadership Team and Advisor to the Executive Team. EXECUTIVE TEAM Melvin C. Payne is a management co-founder of Carriage and has been the Chairman of the Board and Chief Executive Officer since December 1996. Mr. Payne has been a director and Chief Executive Officer of Carriage since our inception in 1991. Prior to co-founding Carriage, Mr. Payne had extensive experience in other industries and roles including venture start-ups while spending 10 years in the private company turnaround business. Prior to his turnaround career, Mr. Payne worked 10 years in the corporate lending business, initially with Prudential Insurance Company and later with Texas Commerce Bank in Houston. David J. DeCarlo became our President and Vice Chairman of the Board of Directors on March 3, 2014. From May 2011 to March 3, 2014, Mr. DeCarlo was an independent director of Carriage. He has had more than 24 years of experience in the death care industry, having served as an executive officer in various roles for Matthews International (“Matthews”), a leading worldwide supplier of death care products, including serving as President of the Bronze Division and Group President of the Memorialization Group. Mr. DeCarlo also served as a director of Matthews for 22 years. He retired from Matthews as Vice Chairman of the Board of Directors in 2008. Before joining Matthews in 1985, Mr. DeCarlo held diverse management and executive roles in finance, manufacturing, operations, sales, marketing and management and information systems at several Fortune 500 companies. ADVISOR TO EXECUTIVE TEAM L. William Heiligbrodt is our former Executive Vice President and Secretary. On May 21, 2015, Mr. Heiligbrodt announced that he will officially retire as a full time employee of Carriage Services on March 4, 2016, after which he will serve as a consultant for two more years to the Executive Team. Until then, Mr. Heiligbrodt will transition his executive officer roles to Viki Blinderman and Ben Brink, as he continues to actively serve as an advisory member of our OSGLT and Board of Directors. Mr. Heiligbrodt was also an independent director of Carriage Services from February 2009 to September 2011. Prior to his time with Carriage Services, Mr. Heiligbrodt was the President and Chief Operating Officer of SCI until February 1999, and, prior to holding such positions, served in various management positions with SCI beginning in February 1990. Before joining SCI, Mr. Heiligbrodt held other executive and financial positions with various companies. INDEPENDENT DIRECTORS Barry K. Fingerhut was elected to our Board in March 2012. Mr. Fingerhut has been the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of IT certification programs, since the fall of 2010. Prior to 2010, he focused much of his career in investing in small capitalization companies in the for-profit education and training, publishing, media, consumer services, hydrocarbon, investment and financial services industries. He served as President of GeoCapital, LLC from 1981 to 2004, following two years at First Manhattan Co. and four years as a Limited Partner, then as General Partner of Weiss, Peck & Greer. In 1992, he co-founded Wheatley Partners, a venture capital partnership, specializing in investments in new technologies and services. In 2004, he formed Fingerhut Management, a family and friends investment office in New York City. In 2009, he co-founded The Caregiver Institute, LLC, formed to address the enormous challenges of aiding the work of home caregivers in the United States. Mr. Fingerhut serves as the Chairman of Carriage’s Corporate Governance Committee and also served on our Board for the period from 1995 through 1999.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 22 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. Donald D. Patteson, Jr. was elected to our Board in August 2011. Mr. Patteson founded Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in the printing industry, in 1996 and served as its Chief Executive Officer until his retirement in August of 2008. He continued to serve as the Chairman of the Board of Directors of Sovereign until its sale in June 2014. Mr. Patteson also previously served as President and Chief Executive Officer of WBC Holdings, Inc., a consolidator in the rent-to-own industry, and was President and Chief Executive Officer of Temple Marine Drilling, Inc. /R.C. Chapman Drilling Co., Inc., a consolidation and workout subsidiary of GE Capital in the drilling industry. Mr. Patteson began his business career with Arthur Andersen’s management consulting practice. Mr. Patteson formerly served on the Board of Directors of Rosetta Resources, Inc. and Cal Dive International Inc. Mr. Patteson serves as chairman of Carriage’s Audit Committee. Richard W. Scott is a seasoned financial services executive with over 30 years of capital markets experience. Since January 2009, he has served as the Senior Vice President and Chief Investment Officer of Loews Corporation, a diversified holdings company, and from 2001 to 2008 he was a senior executive in Insurance Portfolio Management with AIG Investments, a global company engaged in asset management, including service as the Chief Investment Officer–Insurance Operations. His career has included extensive executive and professional responsibility for all aspects of fixed income and insurance portfolio management on both domestic and global platforms, as well as extensive experience as a mergers and acquisitions and capital markets attorney. Mr. Scott serves as Chairman of Carriage’s Compensation Committee and also the Lead Director. REGIONAL PARTNERS Mark R. Bruce: Regional Partner – East Region. Prior to his appointment as Regional Partner – East Region in November 2010, Mr. Bruce served as our Director of Sales Support, Director of Support, Director of Training and Development and Regional Partner-Central. Prior to joining Carriage in 2005, Mr. Bruce served for 12 years in various sales and operational leadership roles with other public funeral and cemetery service companies. Paul D. Elliott: Regional Partner – West Region. Prior to joining Carriage in September 2012, Mr. Elliott was Managing Director for SCI. From February 1995 to August 2012, Mr. Elliott held various management roles in sales, corporate and operations with SCI. From September 1984 to December 1994, Mr. Elliott was a partner in his family's funeral home in Kansas. Shawn R. Phillips: Regional Partner – Central Region. Prior to his appointment as Regional Partner-Central in June 2011, Mr. Phillips served as our Regional Partner-West. Prior to joining Carriage in September 2007, Mr. Phillips served from 1983-2007 in various leadership and operational roles with other public funeral service and cemetery companies. From 1979-1983, Mr. Phillips worked for an independent funeral operator. Mr. Phillips is a licensed Funeral Director and Embalmer. OPERATIONS AND STRATEGIC GROWTH LEADERSHIP TEAM The Operations and Strategic Growth Leadership Team (OSGLT) is comprised of the leaders responsible for all the functional departments supporting our Field operations. The Support departments are critical to the success of Carriage as a Consolidation Platform and play an integral role for our local businesses in achieving Standards Achievement and financial performance over the long term. The following are biographies for the OSGLT: Viki K. Blinderman, CPA: Co-Chief Financial Officer, Chief Accounting Officer & Secretary. On August 4, 2015, Ms. Blinderman was appointed Co-Chief Financial Officer. Prior to her appointment as Chief Accounting Officer in May 2013, Ms. Blinderman served as our Director of External Reporting and Internal Audit, Assistant Controller and Corporate Controller. Prior to joining Carriage in May 2002, Ms. Blinderman served as the Chief Financial Officer of a privately-held litigation support firm for three years and seven years in the practice of public accounting. C. Benjamin Brink: Co-Chief Financial Officer & Treasurer. On August 4, 2015, Mr. Brink was appointed Co- Chief Financial Officer. Mr. Brink’s responsibilities as Treasurer include the daily cash operations and the day-to- day management of all preneed trust funds for the Company including investment research and the operation of our

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 23 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. wholly owned SEC registered Investment Advisory subsidiary. Mr. Brink joined Carriage in January 2009 after serving as the Cash Manager for International Paper in their Corporate Treasury group. Gabriel Q. Ngo: Vice President – Human Resources & Payroll. Prior to joining the Company’s operational leadership in July 2012, Mr. Ngo was our Director of Internal Audit for six years. Before joining Carriage in 2006, Mr. Ngo had prior experience with accounting & audit consulting in the death care services, oil & gas, finance & mortgage, and technology industries as well as experience in finance & banking operations. Brijesh K. Patel: Director - Operations, Acquisitions, Analysis & Planning & Operational Support. Mr. Patel joined Carriage in September 2007 as a Senior Operational Analyst and was promoted to Director in January 2012. Mr. Patel previously served as a Senior Financial Analyst at Waste Management, Inc. and has had prior experience in entrepreneurship, operations and finance. Mr. Patel also served in the United States Army from 1989 to 1992. G. Kenneth Stephens, Jr.: Director of Corporate Development. Prior to joining Carriage Services March 2015, Mr. Stephens spent more than 20 years with Stewart Enterprises, Inc. where he was an officer. During his tenure there, Mr. Stephens held various sales and operational positions, which included acquisition responsibilities. Until October 1993, he was a partner in his family’s cemetery business in North Carolina.

Company & Investment Profile August 2015 Carriage Services, Inc. ©2015 Carriage Services, Inc. All rights reserved. Page 24 Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the section Disclosure of Non-GAAP Performance Measures on page 24 that discusses non-GAAP financial measures to GAAP financial measures. CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS In addition to historical information, this Company & Investment Profile contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements typically are identified by terms expressing our future expectations or projections of revenues, earnings, earnings per share, cash flow, market share, capital expenditures, effects of operating and acquisition initiatives, gross profit margin, debt levels, interest costs, tax benefits and other financial items. All forward-looking statements, although made in good faith, are based on assumptions about future events and are therefore inherently uncertain, and actual results may differ materially from those expected or projected. Forward-looking statements speak only as of the date of this report, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Readers should carefully review the Cautionary Statements described in this and other documents we file from time to time with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Current Reports on Form 8-K filed by Carriage in the future. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com. DISCLOSURE OF NON-GAAP PERFORMANCE MEASURES We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, this investment profile uses the following Non-GAAP financial measures: “Funeral and Cemetery Field EBITDA,” “Total Field EBITDA,” “Consolidated EBITDA or EBITDA,” “Adjusted Consolidated EBITDA,” “Non-GAAP Diluted EPS,” and “Adjusted Free Cash Flow”. Both Adjusted Free Cash Flow (cash provided by operating activities, plus incremental special items, less maintenance capital expenditures) and EBITDA are used by investors to value common stock. The Company considers Adjusted Free Cash Flow to be an important indicator of its ability to generate cash for acquisitions and other strategic investments. The Company has included EBITDA in this investment profile because it is widely used by investors to compare the Company's financial performance with the performance of other death care companies. The Company also uses Total Field EBITDA and Total Field EBITDA Margin to monitor and compare the financial performance of the individual funeral and cemetery field businesses. EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of EBITDA may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the most current press release and on our Investor Relations page of the website of the non-GAAP financial measures to the most directly comparable GAAP financial measures.